                                                                     EXHIBIT 2.1

                          AGREEMENT OF SHARE EXCHANGE


     This Agreement of Share Exchange ("Agreement") is made and entered into as of the 4th day of June, 1996, by and between Intercept Holdings Inc., a corporation ("Holdings"); Intercept Systems, Inc., a corporation ("Intercept"); Data Services Corporation, a corporation ("Data"); John Collins, an individual ("Collins"); Vir A. Nanda, an individual ("Nanda"); J. Ronney Henderson, an individual ("Henderson"); and Farrell Mashburn, an individual ("Mashburn").

                              W I T N E S S E T H:

     WHEREAS, Holdings is a Georgia corporation with its principal office at 6611 Bay Circle, Suite 160, Norcross, Georgia 30071, in Gwinnett County;

     WHEREAS, Holdings has authorized capital stock consisting of (i) 10,000,000 shares of common stock, of which no shares are issued and outstanding, (ii) 50,000 shares of preferred stock, of which no shares are issued and outstanding;

     WHEREAS, Intercept is a Georgia corporation with its principal office at 6611 Bay Circle, Suite 160, Norcross, Georgia 30071, in Gwinnett County;

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     WHEREAS, Intercept has authorized capital stock consisting of 5,000 shares of common stock, par value $1.00 per share, of which 721 shares are issued and outstanding;

     WHEREAS, Data is a Georgia corporation with its principal office at 5730 Oakbrook Parkway, Suite 130, Norcross, Georgia 30093, in Gwinnett County;

     WHEREAS, Data has authorized capital stock of 1,000,000 shares of common stock of no par value, of which 500 shares are issued and outstanding;

     WHEREAS, the Board of Directors of Holdings has determined that it is advisable to acquire up to all of the shares of capital stock of Data and Intercept which are issued and outstanding on the Closing Date defined below;

     WHEREAS, such acquisition of the shares of Intercept and Data is to be made solely in exchange for the issuance of shares of common stock of Holdings on the terms and conditions hereinafter set forth;

     NOW THEREFORE, for and in consideration of the premises and of the mutual agreements, promises and covenants contained herein, it is agreed by and between the parties hereto, subject to the conditions hereinafter set forth, that all of the outstanding shares of capital stock of Data on the Closing Date

                                       2
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shall be exchanged for an aggregate of 290,000 shares of common stock of
Holdings and that all of the outstanding shares of capital stock of Intercept on the Closing Date shall be exchanged for an aggregate of 1,155,000 shares of common stock of Holdings, and that the terms and conditions of the share exchange hereby agreed upon, the mode of carrying the same into effect and the manner of exchanging shares shall be as follows:

                                   Section 1

                              Data Share Exchange

     1.1 On the Closing Date, all of the then outstanding shares of capital stock of Data shall be exchanged for an aggregate of 290,000 shares of common stock of Holdings as follows:



Name of Exchanging        Number of Shares        Number of Shares of
Shareholder               of Data Exchanged       Holdings to be Issued
------------------        -----------------       ---------------------
John Collins                      350                      203,000
Farrell Mashburn                  150                       87,000
                                  ---                      -------
     Totals                       500                      290,000


     1.2 Prior to and from and after the Closing Date, Holdings, Data, Collins and Mashburn each shall take all such action as shall be necessary or appropriate in order to effectuate the share exchange.

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                                   Section 2

                           Intercept Share Exchange

       2.1 On the Closing Date, all of the then outstanding shares of capital stock of Intercept shall be exchanged for an aggregate of 1,155,000 shares of common stock of Holdings, as follows:

Name of Exchanging        Number of Shares of        Number of Shares of
Shareholder               Intercept Exchanged        Holdings to be Issued
------------------        -------------------        ---------------------
John Collins                         309                      495,000
Vir A. Nanda                         309                      495,000
J. Ronney Henderson                  103                      165,000
                                     ---                    ---------
 Total                               721                    1,155,000

       2.2 Prior to and from and after the Closing Date, Intercept, Holdings, Collins, Nanda and Henderson shall each take all such action as shall be necessary or appropriate in order to effectuate the share exchange.

                                   Section 3

              Representations and Warranties of Data Shareholders

       As an inducement to Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, each of Collins and Mashburn (collectively, the "Data Shareholders") hereby represents and warrants to Holdings as set forth below in Subsections 3.1 through 3.6. Each such representation or warranty made by Collins relates only to Collins and Data, while

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each such representation or warranty made by Mashburn relates only to Mashburn and Data.

       3.1  Authority.  Such shareholder has full power and authority to
            ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such shareholder of this Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action of such shareholder, and this Agreement constitutes the legal, valid and binding obligation of such shareholder and of Data, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general equitable principles and (ii) judicial discretion in the enforcement of legal and equitable remedies.

       3.2  Title to Shares.  All of the number of Data shares set opposite
            ---------------
such shareholder's name in Subsection 1.1 above are owned of record and beneficially by such shareholder. Such shareholder has good and valid title to such shares, free and clear of all pledges, security interests, liens, charges, encumbrances, shareholder agreements, other contracts or agreements, equities, claims and options of whatever nature, except the rights of Holdings under this Agreement. Any agreement among the shareholders restricting transfer of any shares or limiting the manner in which any shareholder may vote

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his shares on any matter has been terminated and is of no force and effect.

      3.3  Additional Shares.  Such shareholder has no option, warrant or
           -----------------
other legal or equitable right to acquire any additional shares of the capital stock of Data. Data has not granted to any person any right to require Data to issue any securities that are not already outstanding.

      3.4  Residence.  Such shareholder is a bona fide resident of the State
           ---------
of Georgia, registered to vote in Georgia (and in no other state) and holds a valid vehicle drivers license from the State of Georgia (and from no other state).

      3.5  Information.  In his capacity as a shareholder and director of
           -----------
Data and through his longstanding business dealings with Intercept and his business and social relationships with the Intercept Shareholders (defined below), such shareholder has obtained or has access to all information which he deems important or otherwise desires with respect to (i) his investment decision to exchange his Data shares for Holdings shares, (ii) the transactions contemplated by this Agreement, (iii) the status and proposed operations of Holdings, and (iv) the contemplated status of Data and Intercept as subsidiaries of Holdings.

      3.6  Purchase for Investment.  Such shareholder is acquiring the
           -----------------------
shares of common stock of Holdings for such shareholder's own

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account for investment purposes only and with no intent to engage in a distribution of such shares.

                                   Section 4

            Representations and Warranties of Intercept Shareholders

      As an inducement to Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, each of Collins, Nanda and Henderson (collectively, the "Intercept Shareholders") represents and warrants as set forth below in Subsections 4.1 through 4.6. Each such representation or warranty made by Collins relates only to Collins and Intercept, and each such representation or warranty made by Nanda or Henderson relates only to himself and Intercept.

      4.1  Authority.  Such shareholder has full power and authority to enter
           ---------
into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by such shareholder of this Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action of such shareholder, and this Agreement constitutes the legal, valid and binding obligation of such shareholder and of Intercept, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general

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equitable principles and (ii) judicial discretion in the enforcement of legal and equitable remedies.

      4.2  Title to Shares.  All of the number of Intercept shares set
           ---------------
opposite such shareholder's name in Subsection 2.1 above are owned of record and beneficially by such shareholder. Such shareholder has good and valid title to such shares, free and clear of all pledges, security interests, liens, charges, encumbrances, shareholder agreements, other contracts or agreements, equities, claims and options of whatever nature, except the rights of Holdings under this Agreement. Any agreements among the shareholders restricting transfer of any shares or limiting the manner in which any shareholder may vote his shares on any matter, including but not limited to that certain Agreement Among Stockholders of Bank Service Corporation dated December 2, 1986, and Amendment to Agreement Among Stockholders of Intercept Systems, Inc. f/k/a Bank Service Corporation dated January 31, 1991, have been terminated on or before the date hereof and are of no force and effect.

      4.3  Additional Shares.  Such shareholder has no option, warrant or
           -----------------
other legal or equitable right to acquire any additional shares of the capital stock of Intercept. Intercept has not granted to any person any right to require Intercept to issue any securities that are not already outstanding.

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      4.4  Residence.  Such shareholder is a bona fide resident of the State
           ---------
of Georgia, is registered to vote in Georgia (and in no other state) and holds a valid vehicle drivers license from the State of Georgia (and from no other state).

      4.5  Information.  In his capacity as a shareholder and director of
           -----------
Intercept, and through his longstanding business dealings with Data and the Data Shareholders, such shareholder has obtained or has access to all information which he deems important or otherwise desires with respect to (i) his investment decision to exchange his Intercept shares for Holdings shares, (ii) the transactions contemplated by this Agreement, (iii) the status and proposed operations of Holdings, and (iv) the contemplated status of Intercept and Data as subsidiaries of Holdings.

      4.6  Purchase for Investment.  Such shareholder is acquiring the shares
           -----------------------
of Holdings for such shareholder's own account for investment purposes only and with no intent to engage in a distribution of such shares.

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                                   Section 5

                  Representation and Warranties of Intercept

      As an inducement to Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, Intercept hereby represents and warrants to Holdings as follows:

      5.1  Authority.  Intercept has full power and authority to enter into
           ---------
this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Intercept of this Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Board of Directors and shareholders of Intercept, and this Agreement constitutes the legal, valid and binding obligation of Intercept, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general equitable principles and (ii) judicial discretion in the enforcement of legal and equitable remedies.

      5.2  Capital Structure.  Prior to the time that Holdings has acquired
           -----------------
721 shares of common stock of Intercept, Intercept will not issue or agree to issue any other securities and will not acquire or agree to acquire any currently outstanding securities of Intercept, Data or Holdings without Holdings' prior consent.

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                                   Section 6

                    Representations and Warranties of Data

      As an inducement to Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, Data hereby represents and warrants to Holdings as follows:

      6.1  Authority.  Data has full power and authority to enter into this
           ---------
Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Data of this Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Board of Directors and shareholders of Data, and this Agreement constitutes the legal, valid and binding obligation of Data, enforceable in accordance with its terms, except as same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general equitable principles and (ii) judicial discretion in the enforcement of legal and equitable remedies.

      6.2  Capital Structure.  Prior to the time Holdings has acquired 500
           -----------------
shares of common stock of Data, Data will not issue or agree to issue any other securities and will not acquire or agree to acquire any currently issued securities of Data, Intercept or Holdings without Holdings' prior consent.

                                       11
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                                   Section 7

                  Representations and Warranties of Holdings

      As an inducement to the shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Holdings hereby represents and warrants to the shareholders as follows:

      7.1  Authority.  Holdings has full power and authority to enter into
           ---------
this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holdings of this Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Board of Directors of Holdings, and this Agreement constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general equitable principles and (ii) judicial discretion in the enforcement of legal and equitable remedies.

      7.2  Capital Structure.  Prior to the time that Holdings has acquired
           -----------------
at least a majority of the 721 shares of common stock of Intercept and at least a majority of the 500 shares of common stock of Data currently outstanding, Holdings will not issue or

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agree to issue any securities except by means of the exchanges contemplated hereby. After Holdings has issued shares of its common stock in exchange for shares of common stock of Data or Intercept or both, Holdings shall not be subject to or bound by any shareholder agreement or similar agreement unless the agreement has been approved by a vote of the holders of a majority of the outstanding common stock of Holdings and approved by vote of its Board of Directors.

                                   Section 8

                   Conditions of Closing by Data Shareholders

      The obligation of each Data shareholder to consummate the transactions contemplated hereby is subject to the following conditions:

      8.1  Other Data Shareholder.  The other Data shareholder shall have
           ----------------------
executed and delivered this Agreement and shall be bound by this Agreement at the time of Closing, and such other shareholder shall have tendered to Holdings his share certificate evidencing all of his capital stock in Data and shall have not withdrawn such tender.

      8.2  No Material Change.  There shall have occurred since the date of
           ------------------
this Agreement no material adverse change in the principal assets and ongoing operations of Intercept which caused

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the value of Intercept relative to the value of Data to be materially diminished.

      8.3  Litigation.  None of the parties to this Agreement shall be
           ----------
subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction which enjoins or prohibits the consummation of this Agreement.

      8.4  Performance.  Holdings shall have conformed and complied with, in
           -----------
all material respects, Holdings' undertakings contained in this Agreement at or prior to the Closing Date, and the representations and warranties of Holdings set forth in this Agreement shall be true and correct in all material respects as of such Closing Date as though made at and as of such Closing Date. If the Closing Date is later than the date of this Agreement, such shareholder shall have received a certificate as to the matters set forth in this Subsection executed by Holdings as of the Closing Date.

                                  Section 9

                Conditions of Closing by Intercept Shareholders

      The obligation of each Intercept Shareholders to consummate the transactions contemplated hereby are subject to the following conditions:

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      9.1  Other Intercept Shareholders.  The other Intercept Shareholders
           ----------------------------
shall have executed and delivered this Agreement and shall be bound by this Agreement at the time of Closing, and such other shareholders shall have tendered to Holdings their share certificates evidencing all of their capital stock in Intercept and shall have not withdrawn such tenders.

      9.2  No Material Change.  There shall have occurred since the date of
           ------------------
this Agreement no material adverse change in the principal assets and ongoing operations of Data which caused the value of Data relative to the value of Intercept to be materially diminished.

      9.3  Litigation.  None of the parties to this Agreement shall be
           ----------
subject on the Closing Date to any order, decree or injunction of the court or competent jurisdiction which enjoins or prohibits the consummation of this Agreement.

      9.4  Performance.  Holdings shall have conformed and complied with, in
           -----------
all material respects, Holdings' undertakings contained in this Agreement at or prior to the Closing Date, and the representations and warranties of Holdings set forth in this Agreement shall be true and correct in all material respects as of such Closing Date as though made at and as of such Closing Date. If the Closing Date is later than the date of this Agreement, such shareholder shall have received a certificate as to the matters set forth in this Subsection executed by Holdings

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as of the Closing Date.  In addition, each Data Shareholder shall have signed and delivered this Agreement and shall be bound by this Agreement. Each such Data Shareholder shall have tendered to Holdings his respective share certificates evidencing all of his capital stock of Data, Holdings shall have accepted such tenders, and, in exchange therefor, Holdings shall have issued all of the shares of Holdings common stock to which the Data Shareholders are entitled under this Agreement.

                                  Section 10

                       Conditions to Closing By Holdings

      10.1  Litigation.  None of the parties to this Agreement shall be
            ----------
subject on the Closing Date to any threatened or existing order, decree or injunction of a court which would enjoin or prohibit the consummation of this Agreement.

      10.2  Performance.  All other parties to this Agreement shall have
            -----------
conformed and complied with their respective undertakings contained in this Agreement at or prior to the Closing Date, and the representations and warranties of all such other parties to this Agreement shall be true and correct as of such Closing Date as though made at and as of such Closing Date. If the Closing Date is later than the date of this Agreement, Holdings shall have received certificates as to the matters set forth herein executed by such other parties as of the Closing Date.

                                       16
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                                  Section 11

                                  Deliveries

      At the Closing, each party to this Agreement who is a shareholder of Data or Intercept or both shall deliver share certificates evidencing all of his shares of stock in Data or Intercept or both, duly endorsed for transfer. Each party hereto shall deliver certificates indicating his or its compliance with their respective obligations under this Agreement. Each party to this Agreement who is an officer or director of Intercept or Data or both shall, upon the request of Holdings, deliver his resignation as an officer and/or as a member of the Board of Directors of Intercept or Data or both.

                                  Section 12

                                  Termination

      The holders of a majority of the shares of Intercept set forth in Subsection 2.1 above, together with the holders of a majority of the shares of Data set forth under Subsection 1.1 above, acting concurrently, may terminate this Agreement if the Closing Date has not occurred on or before by the close of business on June 28, 1996.

                                       17
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                                  Section 13

                                 Miscellaneous

      13.1  Assignment.  This Agreement and all of the provisions hereof
            ----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No part of this Agreement or any of the rights, interest or obligations of any shareholder who is a party to this Agreement may be assigned by such person without the prior written consent of all other parties hereto.

      13.2  Governing Law.  This Agreement shall be governed by the laws of
            -------------
the State of Georgia as to all matters, including but not limited to matters of validity, construction, effect, enforcement, performance and remedies.

      13.3  Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.4  Recitals.  Each of the recitals in the forepart of this
            --------
Agreement are deemed to be incorporated into and made a part of the body of this Agreement, and each such recital shall be regarded as a representation of fact by each party who had knowledge, or under the circumstances should have had knowledge, with respect to the substance of such recital at the time of the execution and delivery of this Agreement.

      13.5  Survival.  All representations, warranties and agreements made
            --------
by any party in this Agreement or pursuant hereto shall survive the Closing.

      13.6  Entire Agreement.  This Agreement, including the documents
            ----------------
delivered at Closing pursuant to this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement.

      13.7  Headings.  The Section and Subsection headings contained in this
            --------
Agreement are solely for the purpose of reference, are not part of the Agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

      13.8  Severability.  If any of the provisions of this Agreement or the
            ------------
application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby unless Holdings, in its sole discretion, determines that this Agreement in its entirety should be terminated due to such invalidity or unenforceability.

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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                              "Holdings"

                              INTERCEPT HOLDINGS INC.


                              By: /s/ Donny R. Jackson
                                 Its:  President



                              "Intercept"

                              INTERCEPT SYSTEMS, INC.


                              By: /s/ James R. Henderson
                                 Its:  President



                              "Data"

                              DATA SERVICES CORPORATION


                              By: /s/ Farrell Mashburn
                                 Its:  President


                              "Data Shareholders"


                                /s/ John W. Collins
                              --------------------------------
                              John Collins


                                /s/ Farrell Mashburn
                              --------------------------------
                              Farrell Mashburn

                              "Intercept Shareholders"


                                /s/ John W. Collins
                              --------------------------------
                              John Collins


                                /s/ Vir A. Nanda
                              --------------------------------
                              Vir A. Nanda


                                /s/ J. Ronney Henderson
                              --------------------------------
                              J. Ronney Henderson

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